UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported 01/16/2009)

MED GEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	65-0703559
(State of incorporation)	(IRS Employer Identification No.)

7280 W. Palmetto Park Road, Suite 306, Boca Raton, FL 33433
(Address of principal executive offices)

(561) 750-1100
(Issuer's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

All Correspondence to:

Paul B Kravitz CEO

C/O Med Gen Inc.

7280 West Palmetto Park Road

Suite #306

Boca Raton, FL  33433

Item 8.01

Other Events

The Company was unable to raise the necessary capital over the last 90 days to pay its auditors who completed the Form 10-K filing ending September 30th, 2007.  All of the audit work is complete and the Company owes $22,500.00.

The Company cannot avail itself of filing a Form 15 Termination of Registration because it exceeds the 500 shareholder limitation under those filing requirements.

The Board of Directors was unable to raise any funding because of the current turmoil in the public and private markets.  It is attempting to liquidate inventory or make a joint venture arrangement for its product lines.   The Company will continue to trade on the pink sheets under the same symbol: MDIN.

The Company has 1,201,663,131 common shares outstanding as of the date of this filing and over 1200 total shareholders per ADP non-objecting beneficial owners list). The Company is authorized to issue up to 12,495,000,000 total common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Med Gen Inc.

Date: January 16th, 2008

                                   /s/Paul B. Kravitz

                                   ----------------------------------

                                   Paul B. Kravitz,

                                   Chairman & Chief Executive Officer